Exhibit 99.1

INmune Bio Announces FDA Removal of Clinical Hold for Alzheimer’s Disease Program

The Phase II clinical trial in patients with Alzheimer’s disease with neuroinflammation is on track to complete enrollment mid-2024 with top line data expected approximately six months after the final patient is enrolled.

BOCA RATON, Florida, Jan. 30, 2024 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB)  (the “Company”), a clinical-stage immunology company targeting microglial activation and neuroinflammation as a cause of Alzheimer’s disease (AD) with XProTM (XPro1595; pegipanermin), a dominant-negative inhibitor of soluble TNF, received correspondence from the FDA confirming that the full clinical hold on the Company’s AD clinical trial program has been lifted. The Phase II trial is on track to enroll the last patient mid-2024. Top line data is expected approximately six months after the last patient is enrolled.

“We are pleased with the FDA’s response and will continue to work closely with the agency in anticipation of our Phase III AD program,” said RJ Tesi, CEO of INmune Bio. “Our primary goal is to complete the Phase II program in 2024 followed by an end-of-Phase II meeting with the FDA in early 2025 to confirm our planned global Phase III trial that will include sites in the U.S., Canada, U.K., E.U. and Pacific Rim.”

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. XPro™, first of several DN-TNF products, is in clinical trials to determine if it can treat patients with Early Alzheimer’s disease. The Natural Killer Cell Priming Platform includes INKmune™, a therapy developed to prime a patient’s NK cells to treat patients with cancer. INKmune™ uses a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies. The INKmune™ trial is enrolling patients into a US Phase I/II trial in men with metastatic castrate resistant prostate cancer and into a Phase I program in MDS/AML in Europe. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:
Jason Nelson, Core IR
(516) 842-9614 x-823